UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada

(State or other jurisdiction of incorporation)

000-25705	98-0110412
(Commission File Number)	(I.R.S. Employer Identification No.)

39 Manning Road, Billerica, Massachusetts 01821

(Address of principal executive offices, including zip code)

(978) 439-5511

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) On July 24, 2006, the Compensation Committee of GSI Group Inc. (the “Company”) approved the following grant of restricted shares to the following Company executives. These shares will vest only in the event that the performance targets detailed below are met. If they are not met, then the restricted shares shall be forfeited by such executives. These share grants are in substitution for cash based long term incentive plan grants made to the grantees in 2005.

Executives

Nino Federico: 25,000

Steve Kew: 25,000

Daniel Lyne: 50,000

Linda Palmer: 20,000

Kurt Pelsue: 25,000

Ray Sansouci: 25,000

Felix Stukalin: 25,000

Thomas Swain: 30,000

Stephen Webb: 25,000

Performance Targets

25% of the grant is earned when the Company achieves 14.5% annual operating profit.

50% of the grant is earned when the Company achieves 15% annual operating profit.

75% of the grant is earned when the company achieves 16% annual operating profit.

100% of the grant is earned when the Company achieves 17% annual operating profit.

Once an award is earned, future awards are reduced by the amount received. The opportunity to achieve these targets is for fiscal years 2006, 2007, and 2008.

(b) On July 24, 2006 the Company entered into a Transition Agreement with Charles D. Winston, a director of the Company, and its former CEO. The material terms of this Transition Agreement are as follows:

•	Mr. Winston will no longer be a director of the Company, but will remain a part-time employee through December 31, 2008.

•	Mr. Winston’s salary will continue for 2006 and he will be eligible to receive his 2006 bonus.

•	Mr. Winston will make himself available on an as-needed basis for the remainder of 2006, and beginning January 1, 2007 through December 31, 2008 will perform consulting services as requested, but shall not be required to dedicate more than 20 hours of consulting per quarter.

•	During his employment, Mr. Winston is permitted to work with other companies as long as they are not competitors of the Company.

•	For each of 2007 and 2008 Mr. Winston shall receive an annual salary of $250,000 plus an additional $250,000 per year in exchange for the termination of an existing long-term 100,000 performance share opportunity.

•	During his employment Mr. Winston will be eligible for medical benefits and continued participation in the Company’s stock option program.

•	During his employment Mr. Winston will not be eligible for vacation, life or disability insurance, or car insurance benefits. Mr. Winston’s vacation ceased accruing as of July 10, 2006, and any vacation not taken by December 31, 2006 shall be forfeited.

•	Mr. Winston shall receive $7,000 of reimbursement for tax planning assistance per year for 2007 and 2008.

•	The agreement between the Company and V2Air shall terminate effective July 26, 2006.

•	Company shall reimburse Mr. Winston up to $46,000 related to excise penalty tax under his deferred compensation plan.

A copy of the Transition Agreement with Mr. Winston is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

GSI Group Inc. (the “Company”) has appointed Dr. Sergio Edelstein to the position of Director effective July 25, 2006. Dr. Edelstein became the President and Chief Executive Officer of GSI Group Inc. (“Company”) on July 10, 2006.

Charles Winston, the former President and Chief Executive Officer of the Company, resigned as Director of the Company on July 25, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Transition Agreement with Mr. Charles Winston

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI GROUP INC.
(Registrant)

Date: July 28, 2006	By:	/s/ Daniel J. Lyne
Daniel J. Lyne
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement with Mr. Charles Winston